SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2004

Union Pacific Railroad Company

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-6146	94-6001323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1416 Dodge Street, Omaha, Nebraska	68179
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 271-5000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.

On June 9, 2004, Union Pacific Corporation (the “Company”), the corporate parent of Union Pacific Railroad Company, issued a press release updating the Company’s earnings outlook for the second quarter of 2004. A copy of this press release is furnished herewith as Exhibit 99 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2004

UNION PACIFIC RAILROAD COMPANY

By:	/s/ Robert M. Knight, Jr.
Robert M. Knight, Jr.
Executive Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99	Press Release of Union Pacific Corporation dated June 9, 2004.